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EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our report date June 29, 2006 relating to the financial statements of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
London
United Kingdom
June 29, 2006